UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): October 13, 2005
infoUSA Inc.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

0-19598 (Commission File Number)	47-0751545 (I.R.S. Employer Identification No.)

5711 South 86th Circle Omaha, Nebraska (Address of Principal Executive Offices)	68127 (Zip Code)
(402) 593-4500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE
     On October 12, 2005, Dolphin Limited Partnership I, L.P. (“Dolphin”), a stockholder of infoUSA Inc. (the “Company”), issued a press release announcing that it had commenced an action to obtain the books and records of the Company pursuant to a September 19, 2005 demand under Section 220 of the Delaware General Corporation Law. In its release, Dolphin stated that it was taking the action because of the Company’s alleged delay in producing documents demanded by Dolphin.
     On September 23, 2005, the Company informed Dolphin that it would provide access to the Company’s books and records, consistent with and to the extent required by the Delaware General Corporation Law, subject to the execution of an appropriate confidentiality agreement by Dolphin. On that same date the Company submitted a confidentiality agreement to Dolphin, which subsequently has been subject to negotiation between the parties. The Company has required the execution of a confidentiality agreement because the books and records sought by Dolphin include non-public, confidential, proprietary, or commercially sensitive information.
     It continues to be the Company’s position that it will provide access to its books and records, consistent with and to the extent required by the Delaware General Corporation Law, subject to the execution of an appropriate confidentiality agreement by Dolphin. To date, Dolphin has been unwilling to execute a confidentiality agreement in a form acceptable to the Company.
     The foregoing information is being furnished pursuant to Item 7.01 of Form 8-K. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

infoUSA, Inc. (Registrant)
Date: October 13, 2005	By:	/s/ RAJ DAS
Raj Das
Chief Financial Officer

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